Exhibit 99.1

NEWS FROM:		                 CONTACT: John Garner
				                  Chief Financial Officer
						  Mikohn Gaming
						  702-896-3890


MIKOHN GAMING CORPORATION (NASDAQ: MIKN)
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           MIKOHN GAMING REPORTS SECOND QUARTER 2003 RESULTS
       * EBITDAR increases 65 %
       * Loss narrows to $(0.18) per share vs. $(0.45) in prior year quarter
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LAS VEGAS, NEVADA, JULY 29, 2003 - Mikohn Gaming Corporation (NASDAQ: MIKN)
today reported a net loss of $2.4 million, or $0.18 per share, for the Company's second quarter ended June 30, 2003, compared to a loss of $5.8 million, or $0.45 per share, one year earlier.

Second quarter revenues were $23.5 million, down slightly from $24.0 million reported in the prior year's quarter. Quarterly EBITDAR (earnings before interest, income taxes, depreciation, amortization and slot rent expense) totaled $6.1 million. EBITDAR for the similar period of the prior year was approximately $3.7 million, an increase of $2.4 million, or 65%. The prior year quarterly EBITDAR amount included approximately $1.2 million of charges for labor relations, bad debt expense and inventory obsolescence provisions. The Company discloses EBITDAR as we believe it is a useful supplement to operating income, net income/loss, cash flow and other generally accepted accounting principle (GAAP) measurements; however, we acknowledge this information should not be construed as an alternative to net income/loss or any other GAAP measurements including cash flow statements or liquidity measures. EBITDAR may not be comparable to similarly titled measures reported by other companies. We also disclose EBITDAR as it is a common metric utilized and because EBITDA (exclusive of slot rent expense) is a metric used as a significant covenant in our line of credit facility.

For the six-month period ended June 30, 2003, the net loss amounted to $7.4 million, or $0.58 per share, versus $7.7 million, or $0.61 per share, in the prior year. For the six months ended June 30, 2003, revenues totaled $46.2 million, versus $45.8 million in the similar 2002 period. EBITDAR amounted to $9.7 million for the six months ended June 30, 2003, as compared to $9.6 million in the similar 2002 period.

Revenues from gaming operations (slot and table games) amounted to $9.8 million during the quarter ended June 30, 2003, as compared to $10.8 million in the corresponding period of 2002. The quarterly revenue decrease is primarily due to the delay in new game approvals in Mississippi and Ontario, a slight reduction in table games revenue and a decrease in branded slot win per day from approximately $27.20 last year to approximately $24.50 per day in the current year

During the quarter ended June 30, 2003, the company averaged 2,062 branded slot machines in casinos which earned approximately $24.50 per day. Non-branded machines in casinos averaged 282 during the quarter, and earned approximately $25.80 per day. Leased games in casinos for which the Company does not provide hardware averaged 302 and earned approximately $14.20 per day. During the corresponding period of 2002, the Company maintained an average of 2,427 branded and 374 non-branded games in casinos, earning $27.20 and $15.70, respectively. During the prior year's quarter, the Company did not have any licensed games for which it did not provide hardware in casinos. Also during the current quarter, the Company sold 200 software licenses of certain proprietary game content to a customer for approximately $0.4 million, net of royalties. The Company intends to continue its pursuit of revenue leasing arrangements whereby the Company would supply the software component to a third party which would use hardware not otherwise owned or leased by the Company. In addition, the Company maintained an average of 993 table games in casinos during the three months ended June 30, 2003. During the corresponding period of 2002, the Company averaged 1,078 table games in casinos.

Gaming products revenues (interior signage, electronics and systems) increased slightly to $13.7 million in the 2003 second quarter, versus $13.2 million in the corresponding period last year. Revenues from systems sales posted the strongest improvement, increasing approximately 95% to $3.2 million as compared to $1.6 million during the second quarter of 2002. This significant increase in systems revenue is attributable to installations of the Company's table tracking product, TableLink PT, which has gained greater acceptance by casino operators, particularly in the Native American Gaming markets. The Company presently monitors 38,235 slot machines under its Casino Link product and 406 tables under its Table Link products.

"We are pleased with the progress we have made thus far, as we continue our transition to a leading provider of game content. Due to the delay in approval of our cashless solution, our branded slot route tapered in quantity. However, this has been offset somewhat by approvals in new jurisdictions with significantly higher win per day performance, which we received late in the quarter. In addition, our cashless and multi-denominational solutions, on the Mikohn Matrix platform, have been submitted for approval to all gaming jurisdictions in the United States. We anticipate we will receive continued approvals, which should result in additional game placements and improvements in slot win per day on a going forward basis. We also realized improvements in gross profit this quarter from $12.3 million in the first quarter of this year, to $13.0 million in the current quarter, and an increase in EBITDAR from $3.6 million, which includes $1.8 million of certain charges, to $6.1 million," commented Russ McMeekin, President and Chief Executive Officer.

"We are committed to continue to improve our performance. Our joint partnership agreement with DP Stud will result in exciting new table games, the first of which will be unveiled at this year's Global Gaming Expo. We will also unveil our new Gravity Pays(tm) series of slot games, which will utilize a reel spinning base game and an oversized mechanical top box with Pachinko style bonus games. These innovative new products, coupled with our concentration on the creation of exciting game content, our expanding partnership arrangements and our attention to sound business practices, set the stage for continued revenue and EBITDA growth and improved performance in 2004", he concluded.

About Mikohn: Mikohn is a diversified supplier to the casino gaming industry worldwide, specializing in the development of innovative products with recurring revenue potential. The Company develops, manufactures and markets an expanding array of slot games, table games and advanced player tracking and accounting systems for slot machines and table games. The company is also a leader in exciting visual displays and progressive jackpot technology for casinos worldwide. There is a Mikohn product in virtually every casino in the world. For further information, visit the company's website: http://www.mikohn.com.


# # #

Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: Except for historical information, statements in this release regarding the business outlook for Mikohn Gaming Corporation (the Company) are forward looking and are subject to certain risks and uncertainties including the overall industry environment, customer acceptance of the Company's new products, delay in the introduction of new products, the further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures and general economic conditions as well as the Company's, debt service obligations and other factors indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.




                     MIKOHN GAMING CORPORATION
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in thousands
except per share amounts)
                              Three Months Ended         Six Months Ended
                                   June 30,                   June 30,
                               2003       2002            2003       2002
                              ------     ------          ------     ------
Revenues:
  Gaming operations          $  9,773   $ 10,769       $ 19,310   $ 22,135
  Product sales                13,685     13,245         26,882     23,707
                              -------    -------        -------    -------
Total revenues                 23,458     24,014         46,192     45,842

Operating costs and expenses:
  Gaming operations             8,329      9,015         16,695     16,372
  Product sales                11,337     12,918         22,428     22,817
  Corporate expense             2,524      3,181          6,299      5,941
  Severance expense                 -          -            575          -
                              -------    -------        -------    -------
Total operating costs and
  expenses                     22,190     25,114         45,997     45,130

Operating income (loss):
  Gaming operations             1,444      1,754          2,615      5,763
  Product sales                 2,348        327          4,454        890
  Corporate expense            (2,524)    (3,181)        (6,299)    (5,941)
  Severance expense                 -          -           (575)         -
                              -------    -------        -------    -------
Total operating income (loss)   1,268     (1,100)           195        712

Interest expense               (3,860)    (4,026)        (7,738)    (7,811)
Other income (expense)            207       (115)           115        123
                              -------    -------        -------    -------
Loss from continuing
  operations before income
  tax provision                (2,385)    (5,241)        (7,428)    (6,976)
Income tax provision               (3)      (424)            (6)      (490)
                              -------    -------        -------    -------
Loss from continuing
  operations                   (2,388)    (5,665)        (7,434)    (7,466)
Loss from discontinued
  operations, net of taxes          -       (147)             -       (276)
                              -------    -------        -------    -------
Net loss                     $ (2,388)  $ (5,812)      $ (7,434)  $ (7,742)
                             ========   ========       ========   ========

Weighted average common shares:
  Basic                        12,910     12,817         12,893     12,795
  Diluted                      12,910     12,817         12,893     12,795
                             ========   ========       ========   ========
Basic and diluted loss
    per share:
  Loss from continuing
    operations                $ (0.18)   $ (0.44)       $ (0.58)   $ (0.59)
  Loss from discontinued
    operations                      -      (0.01)             -      (0.02)
                              -------    -------        -------    -------
Net loss                      $ (0.18)   $ (0.45)       $ (0.58)   $ (0.61)
                              =======    =======        =======    =======



Mikohn Gaming Corporation
Supplemental Financial Data:
(Amounts in thousands)

Six Months Ended June 30, 2003

                              Slots      Tables     Products     Systems    Corporate     Total
                             -------     -------    --------     -------    ---------    -------
Revenues:                   $ 11,662    $  7,648    $ 21,148    $  5,734    $      -    $ 46,192
Cost of Revenues (1)           3,446       1,153      13,283       2,968           -      20,850
                             -------     -------     -------     -------     -------     -------
Gross Profit                   8,216       6,495       7,865       2,766           -      25,342

Selling, General &
  Administrative Expenses:
 General                       2,935       1,429       3,344       2,134       5,310      15,152
 Slot Rent Expense             2,773           -           -           -           -       2,773
 Depreciation/Amortization     4,206         693         394          52       1,387       6,732
 Bad Debts                         -          61         171          81        (398)        (85)
 Severance costs                  16           -         291           -         268         575
                             -------     -------     -------     -------     -------     -------
Total S G & A Expenses         9,930       2,183       4,200       2,267       6,567      25,147
                             -------     -------     -------     -------     -------     -------
Operating Income (Loss)     $ (1,714)   $  4,312    $  3,665    $    499    $ (6,567)   $    195
                            ========    ========    ========    ========    ========    ========

EBITDAR:

Operating Income                        $    195
Add:  Depreciation/Amortization            6,732
      Slot Rent Expense                    2,773
                                         -------
EBITDAR                                 $  9,700
                                        ========


Three Months Ended June 30, 2003

                              Slots      Tables     Products     Systems    Corporate     Total
                             -------     -------    --------     -------    ---------    -------
Revenues:                   $  5,959    $  3,814    $ 10,500    $  3,185    $      -    $ 23,458
Cost of Revenues               1,697         554       6,655       1,539           -      10,445
                             -------     -------     -------     -------     -------     -------
Gross Profit                   4,262       3,260       3,845       1,646           -      13,013

Selling, General &
  Administrative Expenses:
 General                       1,415         743       1,778       1,047       2,277       7,260
 Slot Rent Expense             1,383           -           -           -           -       1,383
 Depreciation/Amortization     2,149         361         199          26         696       3,431
 Bad Debts                         -          27          62          31        (449)       (239)
                             -------     -------     -------     -------     -------     -------
Total S G & A Expenses         4,947       1,131       2,039       1,104       2,524      11,745
                             -------     -------     -------     -------     -------     -------
Operating Income (Loss)     $   (685)   $  2,129    $  1,806    $    542    $ (2,524)   $  1,268
                            ========    ========    ========    ========    ========    ========

EBITDAR:

Operating Income                        $  1,268
Add:  Depreciation/Amortization            3,431
      Slot Rent Expense                    1,383
                                         -------
EBITDAR                                 $  6,082
                                        ========



Six Months Ended June 30, 2002

                              Slots      Tables     Products     Systems    Corporate     Total
                             -------     -------    --------     -------    ---------    -------
Revenues:                   $ 13,652    $  8,483    $ 20,128    $  3,579    $      -    $ 45,842
Cost of Revenues (1)           3,979       1,380      13,477       1,711           -      20,547
                             -------     -------     -------     -------     -------     -------
Gross Profit                   9,673       7,103       6,651       1,868           -      25,295

Selling, General &
  Administrative Expenses:
 General                       2,957       1,313       4,745       1,682       4,301      14,998
 Slot Rent Expense             2,729           -           -           -           -       2,729
 Depreciation/Amortization     3,367         647         456          58       1,640       6,168
 Bad Debts                         -           -         688           -           -         688
                             -------     -------     -------     -------     -------     -------
Total S G & A Expenses         9,053       1,960       5,889       1,740       5,941      24,583
                             -------     -------     -------     -------     -------     -------
Operating Income (Loss)     $    620    $  5,143    $    762    $    128    $ (5,941)   $    712
                            ========    ========    ========    ========    ========    ========

EBITDAR:

Operating Income                        $    712
Add:  Depreciation/Amortization            6,168
      Slot Rent Expense                    2,729
                                         -------
EBITDAR                                 $  9,609
                                        ========


Three Months Ended June 30, 2002

                              Slots      Tables     Products     Systems    Corporate     Total
                             -------     -------    --------     -------    ---------    -------
Revenues:                   $  6,475    $  4,294    $ 11,608    $  1,637    $      -    $ 24,014
Cost of Revenues               2,025         788       7,923         897           -      11,633
                             -------     -------     -------     -------     -------     -------
Gross Profit                   4,450       3,506       3,685         740           -      12,381

Selling, General &
  Administrative Expenses:
 General                       1,779         771       2,541         727       2,330       8,148
 Slot Rent Expense             1,344           -           -           -           -       1,344
 Depreciation/Amortization     1,977         331         239          26         851       3,424
 Bad Debts                         -           -         565           -           -         565
                             -------     -------     -------     -------     -------     -------
Total S G & A Expenses         5,100       1,102       3,345         753       3,181      13,481
                             -------     -------     -------     -------     -------     -------
Operating Income (Loss)     $   (650)   $  2,404    $    340    $    (13)   $ (3,181)   $ (1,100)
                            ========    ========    ========    ========    ========    ========

EBITDAR:

Operating Loss                          $ (1,100)
Add:  Depreciation/Amortization            3,424
      Slot Rent Expense                    1,344
                                         -------
EBITDAR                                 $  3,668
                                        ========